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                                    EXHIBIT 3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into this 1st day of March, 2000, by and among CAI Partners and Company II, L.P., an Ontario limited partnership, and CAI Capital Partners and Company II, L.P., an Ontario limited partnership (collectively, "Assignor"), and CAI Capital Partners and Company II-C, L.P., an Ontario limited partnership ("Assignee").

      WHEREAS, in accordance with, and pursuant to, that certain Term Sheet Agreement dated as of March 1, 2000, among SafeGuard Health Enterprises, Inc. (the "Company"), each Assignor, Jack R. Anderson, Silicon Valley Bank, John Hancock Mutual Life Insurance Company and the other holders of the 7.91% Senior Notes of the Company due September 30, 2005 and Steven J. Baileys (the "Purchase Agreement"), Assignor and Assignee have agreed to enter into this Agreement (all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement);

      NOW, THEREFORE, in consideration of their obligations under the Purchase Agreement, and their mutual agreements, covenants and undertakings and the mutual agreements, covenants and undertakings of the parties herein contained, it is agreed as follows:

      1. Assignment. Assignor hereby assigns to Assignee the right to invest $380,779 in the Company, which shall initially be in the form of a portion of the Investor Senior Loans and subsequently be converted into Series A Preferred Stock and Series A Convertible Notes pursuant to the terms of the Purchase Agreement.

      2. Acceptance of Assignment by Assignee; Performance. Assignee hereby accepts the assignment from Assignor of the rights provided in Section 1 hereof. Assignee hereby assumes and agrees to be responsible for and provide funds for such portion of the Investor Senior Loans provided in Section 1 hereof as the payment for each become due, and Assignee hereby agrees to perform and discharge all obligations which accrue and are to be performed and discharged under the Purchase Agreement relating to such Investor Senior Loans when and as the same become due.

      3. Pursuant to Purchase Agreement. This instrument is executed pursuant to and in furtherance of, and is subject to, the terms and conditions of the Purchase Agreement. It does not replace, substitute for, expand or extinguish any obligation or provision of the Purchase Agreement.

      4. Binding. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

      5. Governing Law. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.


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      IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                            ASSIGNOR:

                            CAI PARTNERS AND COMPANY II, L.P.

                            By: CAI PARTNERS GP & CO., L.P.
                                the General Partner



                            By:    /s/ Leslie B. Daniels
                               -------------------------------------------------
                            Name:  Leslie B. Daniels
                            Title: President of CLEA II Co., a General Partner


                            CAI CAPITAL PARTNERS AND COMPANY II, L.P.

                            By: CAI CAPITAL PARTNERS GP & CO., L.P.
                                the General Partner



                            By:      /s/ Leslie B. Daniels
                               -------------------------------------------------
                            Name: Leslie B. Daniels
                            Title: President of CLEA II Co., a General Partner


                            ASSIGNEE:

                            CAI CAPITAL PARTNERS AND COMPANY II-C, L.P.

                            By: CAI CAPITAL PARTNERS GP II-C, INC.
                                the General Partner



                            By:    /s/ Manfred W. Yu
                               -------------------------------------------------
                            Name:  Manfred W. Yu
                                 -----------------------------------------------
                            Title: Assistant Secretary
                                  ----------------------------------------------